As filed with the Securities and Exchange Commission on June 24, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AFLAC INCORPORATED
(Exact name of registrant as specified in its charter)
Georgia (State or other jurisdiction of incorporation or organization)	58-1167100 (I.R.S. Employer Identification Number)
Aflac Incorporated
1932 Wynnton Road
Columbus, GA 31999
(706) 323-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel P. Amos
Chairman and Chief Executive Officer
Aflac Incorporated
1932 Wynnton Road
Columbus, GA 31999
(706) 323-3431
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Audrey Boone Tillman, Esq. Senior Executive Vice President & General Counsel Aflac Incorporated 1932 Wynnton Road Columbus, GA 31999 (706) 323-3431	Dwight S. Yoo Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000
Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

PROSPECTUS
Common Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units

Aflac Incorporated (“Aflac”) may offer, issue and sell, together or separately, from time to time:
•
shares of our common stock;

•
debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities (together, “debt securities”);

•
warrants to purchase shares of our common stock or debt securities;

•
subscription rights to purchase shares of our common stock or our debt securities;

•
purchase contracts to purchase shares of our common stock or our debt securities; and

•
purchase units, each representing ownership of a purchase contract and debt securities or debt obligations of third parties, including United States (“U.S.”) Treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

In addition, selling securityholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AFL.” On June 23, 2026, the last reported sale price of our common stock on the NYSE was $118.79 per share. Unless stated otherwise in a prospectus supplement, other than our common stock, none of these securities will be listed on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that we subsequently file with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus.
Neither the SEC nor any state securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2026.

i

About this Prospectus
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. By using a shelf registration statement, we or selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, which may include the number of shares being offered, the manner of distribution, the identity of any underwriters and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement of which the prospectus forms a part. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read the entirety of this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” before making an investment decision.
In this prospectus, except as otherwise indicated or as the context suggests otherwise, references to “we,” “us,” “our” or the “Company” are to Aflac Incorporated and its subsidiaries.
We have not authorized anyone to give you any information or to make any representation other than those contained in this prospectus, in any applicable prospectus supplement, in any documents that are incorporated by reference herein or therein or in any other documents to which we refer you. If anyone provides you with different or inconsistent information, you should not rely on it.
You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Cautionary Statement Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a safe harbor to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. We desire to take advantage of these provisions. This prospectus or documents filed with the SEC and incorporated by reference herein contain cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by our officials in communications with the financial community and contained in documents filed with or furnished to the SEC. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as expect, anticipate, believe, goal, objective, strategy, may, should, estimate, intend, project, future, will, assume, potential, target, outlook, continue or similar words, as well as specific projections of future results, generally qualify as forward-looking. We undertake no obligation to update such forward-looking statements, except as may be required by law.
We caution readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:
•
difficult conditions in global capital markets and the economy, including inflation

•
defaults and credit downgrades of investments

•
global fluctuations in interest rates and exposure to significant interest rate risk

•
concentration of business in Japan

•
limited availability of acceptable Japanese yen-denominated investments

•
foreign currency fluctuations in the yen/dollar exchange rate

•
differing interpretations applied to investment valuations

•
significant valuation judgments in determination of expected credit losses recorded on our investments

•
decreases in our financial strength or debt ratings

•
decline in creditworthiness of other financial institutions

•
our ability to attract and retain qualified sales associates, brokers, employees and distribution partners

•
deviations in actual experience from pricing and reserving assumptions

•
ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives

•
interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality, integrity or privacy of sensitive data residing on such systems, and uncertainty regarding the impact of the incident involving unauthorized access to our network in June 2025

•
subsidiaries’ ability to pay dividends to Aflac

•
inherent limitations to risk management policies and procedures

•
operational risks of third-party vendors

•
tax rates applicable to us may change

•
failure to comply with restrictions on policyholder privacy and information security

•
extensive regulation and changes in law or regulation by governmental authorities

•
competitive environment and ability to anticipate and respond to market trends

•
catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, major public health issues, terrorism or other acts of violence, and damage incidental to such events

•
ability to protect the Aflac brand and our reputation

•
ability to effectively manage key executive succession

•
changes in accounting standards

•
level and outcome of litigation or regulatory inquiries

•
allegations or determinations of worker misclassification in the U.S.

•
other risks that are described in our filings with the SEC, including, but not limited to, the risks described in “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K and that are otherwise described or updated from time to time in our other filings with the SEC.

Aflac Incorporated
Aflac Incorporated was incorporated in 1973 under the laws of the state of Georgia. We provide financial protection to millions of policyholders and customers in Japan and the U.S. Our principal business is supplemental health and life insurance products with the goal to provide customers the best value in supplemental insurance products in Japan and the U.S. When a policyholder or insured gets sick or hurt, we pay cash benefits fairly and promptly for eligible claims. Throughout our 70-year history, our supplemental insurance policies have given policyholders the opportunity to focus on recovery, not financial stress.
We are authorized to conduct insurance business in all 50 states, the District of Columbia, several U.S. territories, and Japan. Our website is: www.aflac.com. Information included on our website is not incorporated by reference into this filing. We make available free of charge through our website, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after they have been electronically filed with or furnished to the SEC.
Our principal executive offices are located at 1932 Wynnton Road, Columbus, Georgia 31999 and our telephone number is (706) 323-3431.

Risk Factors
Investing in our securities involves risk. Please see the risk factors described in “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as any risk factors included in any other filings we have made with the SEC that are incorporated by reference herein or set forth in any applicable prospectus supplement that accompanies this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operations or financial condition. Additional risk factors may be included in an applicable prospectus supplement relating to a particular offering of our securities. These risks could materially affect our business operations, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Use of Proceeds
Unless otherwise indicated in an applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by us for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities in accordance with SEC rules. We will not receive any proceeds in the event that securities are sold by a selling securityholder.

Description of Common Stock
The following summary is based upon our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”). The summary is not complete, and is qualified by reference to our Articles of Incorporation and our Bylaws, each of which is incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K.
Capitalization
We are authorized to issue up to 1,900,000,000 shares of common stock, par value $0.10 per share.
General
Holders of our common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote at a meeting of shareholders, until such a share has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to 10 votes. A majority of the votes cast is required for all actions to be taken by shareholders, except with respect to contested director elections, which requires a plurality of the votes cast. Subject to preferences that may be applicable to holders of any outstanding shares of preferred stock, holders of our common stock are entitled to such dividends as may be declared by our Board of Directors (the “Board”) out of funds legally available therefor. Upon any liquidation, dissolution or winding up of Aflac, holders of our common stock are entitled to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights of holders of any outstanding shares of preferred stock.
Holders of our common stock do not have any preemptive rights under our Articles of Incorporation or our Bylaws. However, under the Shareholders Agreement dated as of February 28, 2019, by and among Aflac, Japan Post Holdings Co., Ltd., J&A Alliance Holdings Corporation, in its capacity as trustee of J&A Alliance Trust (“J&A”) and General Incorporated Association J&A Alliance (the “Shareholders Agreement”), J&A shall have the right to purchase up to such number of shares of our common stock that would allow it to maintain beneficial ownership of the outstanding shares of our common stock that is no less than its ownership percentage prior to any issuance of new shares of our common stock (subject to certain exceptions pursuant to the Shareholders Agreement). Holders of our common stock do not have any cumulative voting, subscription, redemption, sinking fund or conversion rights. The common stock is not subject to future calls or assessments by us.
Our common stock is listed on the New York Stock Exchange under the symbol “AFL.”
Anti-Takeover Effects of Certain Provisions
Certain provisions of the Georgia Business Corporation Code, our Articles of Incorporation and our Bylaws summarized in the paragraphs above and in the following paragraphs may have an anti-takeover effect and could make the following transactions difficult: acquisition by means of a tender offer; acquisition by means of a proxy contest or otherwise; or removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in the best interests of Aflac, including transactions that might result in a premium over the market price for shares of our common stock.
Special Shareholder Meetings
Unless otherwise permitted by applicable law, our Bylaws provide that special meetings of shareholders may be called only by our (i) Board, (ii) Chairman of the Board, (iii) Chief Executive Officer or (iv) Secretary upon the written request of shareholders holding at least 25% of all the votes entitled to be cast on each issue to be considered at the special meeting as of the date of submission of the request.
Requirements for Advance Notification of Shareholder Nominations and Proposals
Under our Bylaws, to be properly brought before an annual meeting of shareholders, any shareholder proposal or nomination for election to the Board must be delivered to Aflac’s Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is called for a date that is not within 25 days before or after such anniversary date, a shareholder’s written notice must be delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such notice must contain information specified in our Bylaws as to the director nominee or proposal of other business, information about the shareholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made.
Georgia Business Corporation Code
We have elected in our Bylaws to be governed by the “business combination” provisions of the Georgia Business Corporation Code (Sections 14-2-1131 through 14-2-1133), which could be viewed as having the effect of discouraging an attempt to obtain control of us; however, we have not elected in our Bylaws to be governed by the “fair price” provisions of the Georgia Business Corporation Code (Sections 14-2-1110 through 14-2-1113), so the “fair price” provisions are not applicable to an attempt to obtain control of Aflac. The business combination provision generally would prohibit us from engaging in various business combination transactions with any interested shareholder (defined generally as a beneficial owner of 10% or more of our outstanding common stock) for a period of five years after the date of the transaction in which the person became an interested shareholder unless specified board of directors and shareholder approval conditions are met.

Description of Debt Securities
We may issue our debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to the Senior Debt Indenture, dated as of May 21, 2009, between Aflac, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Indenture”). We will issue any subordinated debt securities pursuant to the Subordinated Indenture, dated as of September 26, 2012, between Aflac, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Indenture”). The Senior Debt Indenture and the Subordinated Debt Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
The Senior Debt Indenture and the Subordinated Debt Indenture are substantially similar except that (1) the Subordinated Debt Indenture, unlike the Senior Debt Indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of Aflac and (2) the Senior Debt Indenture, unlike the Subordinated Debt Indenture, restricts the ability of Aflac to use the shares of its restricted subsidiaries to secure any indebtedness, unless an equal and ratable security interest in these subsidiary shares is granted to the holders of the senior debt securities. Neither the Senior Debt Indenture nor the Subordinated Debt Indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.
The following description provides a general summary of the material terms and conditions of the Senior Debt Indenture, the Subordinated Debt Indenture and the debt securities to be issued pursuant to these indentures.
The following discussion is only a summary. The indentures may contain language that expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures, as well as any applicable prospectus supplements for any debt securities offered, for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.
Senior and Subordinated Debt Securities
The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holders to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the Senior Debt Indenture.
We may issue the senior debt securities, pursuant to the Senior Debt Indenture, in one or more series. All series of senior debt securities issued under the Senior Debt Indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.
The senior indebtedness issued pursuant to the Senior Debt Indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of an insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of Aflac’s subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might limit or make it impossible for such subsidiary to pay dividends to us. Any such limitation or inability to pay dividends to Aflac would further impair the ability of Aflac to satisfy its obligations under the debt securities.
The debt securities issued under the Subordinated Debt Indenture will be subordinate in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all the senior indebtedness of Aflac in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”

Prospectus Supplements
We will provide one or more prospectus supplements to accompany this prospectus for each series of debt securities we offer. In an applicable prospectus supplement, we will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:
•
whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

•
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable;

•
the date or dates upon which the debt securities are payable;

•
the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable, the dates on which interest will be payable and the date from which interest will accrue;

•
the place or places where the principal of, any premium and any interest on the debt securities will be payable;

•
any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•
whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, a holder of bearer debt securities can transfer ownership merely by transferring possession of the securities;

•
any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•
whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Global Debt Securities”;

•
any U.S. federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•
any proposed listing of the debt securities on a securities exchange;

•
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•
the names and addresses of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•
any right we may have to defer payments of principal of or interest on the debt securities;

•
any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts;

•
whether the provisions of some or all of the covenants described under the heading “Covenants Applicable to the Debt Securities” below apply to the debt securities;

•
any changes to or additional events of default (as defined under the heading “Events of Default” below) or covenants;

•
for the subordinated debt securities, whether the specific subordination provisions applicable to the subordinated debt securities are other than as set forth in the subordinated indenture; and

•
any other specific terms of the debt securities.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in an applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a floating rate as specified in an applicable prospectus supplement. In addition, if specified in an applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in an applicable prospectus supplement the special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. An applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent one or more registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in an applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:
•
by the depositary for the registered global security to a nominee of the depositary;

•
by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•
by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in an applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:
•
be entitled to have the debt securities represented by the registered global security registered in their own names;

•
receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•
be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Aflac, the indenture trustee or any other agent of Aflac or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.
We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive registered form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in an applicable prospectus supplement. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in an applicable prospectus supplement. We also will describe in an applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Covenants Applicable to the Debt Securities
Limitations on Liens
Under the Senior Debt Indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the Senior Debt Indenture are secured to the same extent as and for so long as that debt or other obligation is so secured. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of any such existing lien and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”
To qualify as our “subsidiary,” as defined in the Senior Debt Indenture, we must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock of the corporation. The Senior Debt Indenture defines voting stock as any class or classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of the corporation in question, except that stock that carries only the right to vote conditionally on the happening of an event is not considered voting stock.
As defined in the Senior Debt Indenture, our “restricted subsidiaries” include (1) American Family Life Assurance Company of Columbus, an insurance company domiciled in Nebraska, so long as it remains our subsidiary; (2) any other present or future subsidiary of Aflac, the consolidated total assets of which constitute at least 20% of our total consolidated assets (which, as of the date of this prospectus, includes Aflac Life Insurance Japan Ltd., a Japanese stock corporation); and (3) any successor to any such subsidiary.
Consolidation, Merger and Sale of Assets
Both the Senior Debt Indenture and Subordinated Debt Indenture provide that we will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:
•
we will be the surviving company in any merger or consolidation; or

•
if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the U.S. or any state thereof or the District of Columbia, and the successor entity expressly assumes by supplemental indenture our obligations relating to the debt securities; and

•
immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.
The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a consolidation or merger into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.
Limitations on Dispositions of Stock of Restricted Subsidiaries
Both the Senior Debt Indenture and Subordinated Debt Indenture provide that, except in a transaction otherwise governed by such indenture, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:
•
any issuance, sale, assignment, transfer or other disposition made in compliance with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•
the disposition of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•
the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

•
after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock.

The indentures do not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.
Events of Default
Unless we provide other or substitute events of default in an applicable prospectus supplement, the following events will constitute an event of default under both the Senior Debt Indenture and the Subordinated Debt Indenture:
•
a default in payment of principal or any premium when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•
a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•
a default in payment of any sinking fund installment when due;

•
a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, for 90 days after we receive written notice of such failure from the trustee or from holders of at least 25% in aggregate principal amount of the outstanding debt securities;

•
certain events of insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, or similar proceeding in respect of us or a restricted subsidiary; or

•
certain defaults with respect to Aflac’s debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $100,000,000 consisting of the failure to make any payment at maturity or that result in acceleration of the maturity of such debt and the defaults have not been rescinded or annulled, or the debt has not been discharged, within a period of 30 days under the Senior Debt Indenture, or 15 days under the Subordinated Debt Indenture, after we receive written notice of such failure from the trustee or from holders of at least 25% in aggregate principal amount of the outstanding debt securities.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to an applicable prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Both the Senior Debt Indenture and Subordinated Debt Indenture entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the indenture trustee to obtain assurances of indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.
The Senior Debt Indenture and Subordinated Debt Indenture provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:
•
such holder previously gave written notice of the continuing default to the trustee;

•
the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•
the trustee did not institute the action within 60 days of the request; and

•
the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under both the Senior Debt Indenture and Subordinated Debt Indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Discharge, Defeasance and Covenant Defeasance
If indicated in an applicable prospectus supplement, we may discharge or defease our obligations under either the Senior Debt Indenture or the Subordinated Debt Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Debt Indenture or the Subordinated Debt Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.
If indicated in an applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
If we exercise our discharge or defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants that have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.
Modification of the Indentures
Both the Senior Debt Indenture and Subordinated Debt Indenture provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•
secure any debt securities;

•
evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•
add covenants that would benefit holders of debt securities;

•
make the occurrence, or the occurrence and continuance, of a default under any additional covenant an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture;

•
cure any ambiguity, inconsistency, omission or defect;

•
establish forms or terms for debt securities of any series;

•
evidence a successor trustee’s acceptance of appointment; and

•
make any change that does not adversely affect the rights of any holder of affected debt securities in any material respect.

The Senior Debt Indenture and Subordinated Debt Indenture also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:
•
extend the stated maturity of, or reduce the principal of any debt security;

•
reduce the rate or extend the time of payment of interest;

•
reduce any amount payable upon redemption;

•
change the currency in which the principal, any premium or interest is payable;

•
reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•
impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•
reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.
Subordination Under the Subordinated Debt Indenture
The Subordinated Debt Indenture provides that payment of the principal, any premium and interest on debt securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture, which is:
•
indebtedness for money borrowed by us;

•
indebtedness for obligations of others that we directly or indirectly either assume or guarantee;

•
in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•
for obligations of the types referred to above of other persons secured by any lien on any of our properties or assets.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.
Senior indebtedness does not include:
•
any of our indebtedness that, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities;

•
any of our indebtedness to one of our subsidiaries; or

•
obligations to trade creditors or assumed by us in the ordinary course of business.

The Subordinated Debt Indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or coupons relating to those subordinated debt securities receive any payment on account of such subordinated debt securities or coupons, in the event:
•
of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings in respect of us or our property; or

•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities or coupons during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Governing Law
The Senior Debt Indenture and the Subordinated Debt Indenture are governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is applicable, in which case the Trust Indenture Act will govern.
The Indenture Trustees
The Bank of New York Mellon Trust Company, N.A. is trustee under each of the Senior Debt Indenture and the Subordinated Debt Indenture.

Description of Warrants
We may issue warrants for the purchase of shares of our common stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•
the offering price;

•
the currency or currencies, including composite currencies, in which the purchase price or exercise price, as applicable, of the warrants may be payable;

•
the number of warrants offered;

•
the exercise price and the amount of securities you will receive upon exercise;

•
the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the rights, if any, we have to redeem the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•
the name of the warrant agent; and

•
any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

Description of Subscription Rights
We may issue subscription rights, which may be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements, to purchase shares of our common stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the holder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•
the price, if any, for the subscription rights;

•
the number and terms of each share of common stock or debt securities which may be purchased for each subscription right;

•
the exercise price payable for each share of common stock or debt securities upon the exercise of the subscription rights;

•
the extent to which the subscription rights are transferable;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

Description of Purchase Contracts and Purchase Units
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract agreement or the applicable purchase unit agreement and any accompanying prospectus supplement in their entirety.

Selling Securityholders
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

Plan of Distribution
We or the selling securityholders may sell the securities being offered by this prospectus may be sold in one or more transactions:
•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

These sales may be effected in one or more transactions:
•
on any national securities exchange or quotation on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
in block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
in transactions on such exchanges or services or in the over-the-counter market;

•
through the writing or settlement of options (including the issuance by selling securityholders of derivative securities) or other hedging or derivative transactions, whether the options or such other derivative securities are listed on an options exchange or otherwise;

•
privately negotiated transactions;

•
short-sales (including short sales “against the box”);

•
by pledge to secure debts or other obligations;

•
in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•
through a distribution by selling securityholders to their partners, members, shareholders or beneficiaries;

•
through any combination of the foregoing; or

•
through any other method permitted pursuant to applicable law.

In connection with the sales of shares of our common stock or other securities, as applicable, we or selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:
•
engage in short sales of the applicable securities in the course of hedging their positions;

•
sell the applicable securities short and deliver them to close out short positions;

•
loan or pledge the applicable securities to broker-dealers or other financial institutions that in turn may sell such securities;

•
enter into option or other transactions with broker-dealers or other financial institutions that require delivery to the broker-dealer or other financial institutions of the applicable securities, which the broker-dealer or other financial institution may resell under this prospectus or an applicable prospectus supplement; or

•
enter into transactions in which the broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our securities may include the following information, including to the extent required by law:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the public offering price or the purchase price of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts and other items constituting underwriters’ compensation; and

•
any discounts or concessions allowed or reallowed or paid to dealers.

Electronic Auctions
We and any selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.aflac.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
This prospectus relates to a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available free of charge at the SEC’s public reference room or through its website at http://www.sec.gov.
We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including the portions of our Definitive Proxy Statement, filed with the SEC on March 19, 2026, that are incorporated by reference therein);

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026;

•
our Current Reports on Form 8-K filed with the SEC on May 7, 2026, May 14, 2026 and May 28, 2026; and

•
the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities are also incorporated into this prospectus by reference.
We will provide a copy of these filings, at no cost, upon your written or oral request to us at the following address or telephone number:
Aflac Incorporated
Office of the Secretary
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

Legal Matters
Unless otherwise indicated in an applicable prospectus supplement, certain legal matters as to Georgia law will be passed upon for us by Audrey Boone Tillman, Esq., Senior Executive Vice President & General Counsel of Aflac Incorporated. Additional legal matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or for any underwriters, dealers or agents, by counsel which we will name in an applicable prospectus supplement.
Experts
The consolidated financial statements and schedules of Aflac Incorporated and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Part II — Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table.
SEC Registration Fee	$(1)
Accountants’ Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing Fees	(2)
Transfer Agent and Trustee Fees and Expenses	(2)
Rating Agency Fees	(2)
Stock Exchange Listing Fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)
Fee is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)
These fees and expenses are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.
Aflac Incorporated’s articles of incorporation provide that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter amended, no director of Aflac Incorporated shall be personally liable to Aflac Incorporated for monetary damages for any breach of the duty of care or other duty as a director, provided that Aflac Incorporated’s articles of incorporation do not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of Aflac Incorporated; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any action for which a director could be found liable pursuant to Section 14-2-154 of the Georgia Business Corporation Code, or any amendment or successor provision of such section; and (iv) any transaction from which the director derived an improper personal benefit. In addition, a director’s liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.
Aflac Incorporated maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of Aflac Incorporated and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of Aflac Incorporated and its majority-owned subsidiaries in those instances where Aflac Incorporated and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.   Exhibits.
Exhibit Index
Exhibit Number	Description of Exhibits
1.0*	Form of Underwriting Agreement.
4.0	Description of common stock securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 — incorporated by reference from 2019 Form 10-K, Exhibit 4.1.
4.1	Indenture, dated as of May 21, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee — incorporated by reference from Form 8-K dated May 21, 2009, Exhibit 4.1.
4.2	Second Supplemental Indenture, dated as of December 17, 2009, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 6.900% Senior Note due 2039) — incorporated by reference from Form 8-K dated December 14, 2009, Exhibit 4.1.
4.3	Third Supplemental Indenture, dated as of August 9, 2010, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 6.45% Senior Note due 2040) — incorporated by reference from Form 8-K dated August 4, 2010, Exhibit 4.1.
4.4	Twelfth Supplemental Indenture, dated as of September 19, 2016, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.875% Senior Note due 2026) — incorporated by reference from Form 8-K dated September 19, 2016, Exhibit 4.1.
4.5	Thirteenth Supplemental Indenture, dated as of September 19, 2016, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 4.000% Senior Note due 2046) — incorporated by reference from Form 8-K dated September 19, 2016, Exhibit 4.2.
4.6	Fourteenth Supplemental Indenture, dated as of January 25, 2017, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.932% Senior Note due 2027) — incorporated by reference from Form 8-K dated January 25, 2017, Exhibit 4.1.
4.7	Fifteenth Supplemental Indenture, dated as of October 18, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.159% Senior Note due 2030) — incorporated by reference from Form 8-K dated October 18, 2018, Exhibit 4.1.
4.8	Sixteenth Supplemental Indenture, dated as of October 18, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.488% Senior Note due 2033) — incorporated by reference from Form 8-K dated October 18, 2018, Exhibit 4.2.
4.9	Seventeenth Supplemental Indenture, dated as of October 18, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.750% Senior Note due 2038) — incorporated by reference from Form 8-K dated October 18, 2018, Exhibit 4.3.
4.10	Eighteenth Supplemental Indenture, dated as of October 31, 2018, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 4.750% Senior Note due 2049) — incorporated by reference from Form 8-K dated October 31, 2018, Exhibit 4.1.
4.11	Nineteenth Supplemental Indenture, dated as of December 17, 2019, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.500% Senior Note due 2029) — incorporated by reference from Form 8-K dated December 17, 2019, Exhibit 4.1.

Exhibit Number	Description of Exhibits
4.12	Twentieth Supplemental Indenture, dated as of December 17, 2019, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.843% Senior Note due 2031) — incorporated by reference from Form 8-K dated December 17, 2019, Exhibit 4.2.
4.13	Twenty-First Supplemental Indenture, dated as of December 17, 2019, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.934% Senior Note due 2034) — incorporated by reference from Form 8-K dated December 17, 2019, Exhibit 4.3.
4.14	Twenty-Second Supplemental Indenture, dated as of December 17, 2019, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.122% Senior Note due 2039) — incorporated by reference from Form 8-K dated December 17, 2019, Exhibit 4.4.
4.15	Twenty-Third Supplemental Indenture, dated as of March 12, 2020, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.300% Senior Note due 2025) — incorporated by reference from Form 8-K dated March 12, 2020, Exhibit 4.1.
4.16	Twenty-Fourth Supplemental Indenture, dated as of March 12, 2020, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.550% Senior Note due 2030) — incorporated by reference from Form 8-K dated March 12, 2020, Exhibit 4.2.
4.17	Twenty-Fifth Supplemental Indenture, dated as of March 12, 2020, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.750% Senior Note due 2032) — incorporated by reference from Form 8-K dated March 12, 2020, Exhibit 4.3.
4.18	Twenty-Sixth Supplemental Indenture, dated as of March 12, 2020, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.830% Senior Note due 2035) — incorporated by reference from Form 8-K dated March 12, 2020, Exhibit 4.4.
4.19	Twenty-Seventh Supplemental Indenture, dated as of April 1, 2020, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.600% Senior Note due 2030) — incorporated by reference from Form 8-K dated April 1, 2020, Exhibit 4.1.
4.20	Twenty-Eighth Supplemental Indenture, dated as of March 8, 2021, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.125% Senior Sustainability Note due 2026) — incorporated by reference from Form 8-K dated March 8, 2021, Exhibit 4.1.
4.21	Twenty-Ninth Supplemental Indenture, dated as of April 15, 2021, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.633% Senior Note due 2031) — incorporated by reference from Form 8-K dated April 15, 2021, Exhibit 4.1.
4.22	Thirtieth Supplemental Indenture, dated as of April 15, 2021, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.844% Senior Note due 2033) — incorporated by reference from Form 8-K dated April 15, 2021, Exhibit 4.2.
4.23	Thirty-First Supplemental Indenture, dated as of April 15, 2021, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.039% Senior Note due 2036) — incorporated by reference from Form 8-K dated April 15, 2021, Exhibit 4.3.

Exhibit Number	Description of Exhibits
4.24	Thirty-Second Supplemental Indenture, dated as of April 15, 2021, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.264% Senior Note due 2041) — incorporated by reference from Form 8-K dated April 15, 2021, Exhibit 4.4.
4.25	Thirty-Third Supplemental Indenture, dated as of April 15, 2021, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.560% Senior Note due 2051) — incorporated by reference from Form 8-K dated April 15, 2021, Exhibit 4.5.
4.26	Thirty-Fourth Supplemental Indenture, dated as of September 14, 2022, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.075% Senior Note due 2029) — incorporated by reference from Form 8-K dated September 14, 2022, Exhibit 4.1.
4.27	Thirty-Fifth Supplemental Indenture, dated as of September 14, 2022, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.320% Senior Note due 2032) — incorporated by reference from Form 8-K dated September 14, 2022, Exhibit 4.2.
4.28	Thirty-Sixth Supplemental Indenture, dated as of September 14, 2022, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.594% Senior Note due 2037) — incorporated by reference from Form 8-K dated September 14, 2022, Exhibit 4.3.
4.29	Thirty-Seventh Supplemental Indenture, dated as of September 14, 2022, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.144% Senior Note due 2052) — incorporated by reference from Form 8-K dated September 14, 2022, Exhibit 4.4.
4.30	Thirty-Eighth Supplemental Indenture, dated as of March 21, 2024, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.048% Senior Note due 2029) — incorporated by reference from Form 8-K dated March 21, 2024, Exhibit 4.1.
4.31	Thirty-Ninth Supplemental Indenture, dated as of March 21, 2024, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.412% Senior Note due 2031) — incorporated by reference from Form 8-K dated March 21, 2024, Exhibit 4.2.
4.32	Fortieth Supplemental Indenture, dated as of March 21, 2024, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.682% Senior Note due 2034) — incorporated by reference from Form 8-K dated March 21, 2024, Exhibit 4.3.
4.33	Forty-First Supplemental Indenture, dated as of June 5, 2025, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 1.726% Senior Note due 2030) — incorporated by reference from Form 8-K dated June 5, 2025, Exhibit 4.1.
4.34	Forty-Second Supplemental Indenture, dated as of June 5, 2025, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.003% Senior Note due 2032) — incorporated by reference from Form 8-K dated June 5, 2025, Exhibit 4.2.
4.35	Forty-Third Supplemental Indenture, dated as of June 5, 2025, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.369% Senior Note due 2035) — incorporated by reference from Form 8-K dated June 5, 2025, Exhibit 4.3.

Exhibit Number	Description of Exhibits
4.36	Forty-Fourth Supplemental Indenture, dated as of June 5, 2025, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.779% Senior Note due 2040) — incorporated by reference from Form 8-K dated June 5, 2025, Exhibit 4.4.
4.37	Forty-Seventh Supplemental Indenture, dated as of May 14, 2026, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 5.150% Senior Note due 2036) — incorporated by reference from Form 8-K dated May 11, 2026, Exhibit 4.1.
4.38	Forty-Eighth Supplemental Indenture, dated as of May 28, 2026, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.117% Senior Note due 2029) — incorporated by reference from Form 8-K dated May 21, 2026, Exhibit 4.1.
4.39	Forty-Ninth Supplemental Indenture, dated as of May 28, 2026, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.802% Senior Note due 2031) — incorporated by reference from Form 8-K dated May 21, 2026, Exhibit 4.2.
4.40	Fiftieth Supplemental Indenture, dated as of May 28, 2026, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.123% Senior Note due 2033) — incorporated by reference from Form 8-K dated May 21, 2026, Exhibit 4.3.
4.41	Fifty-First Supplemental Indenture, dated as of May 28, 2026, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.428% Senior Note due 2036) — incorporated by reference from Form 8-K dated May 21, 2026, Exhibit 4.4.
4.42	Subordinated Indenture, dated as of September 26, 2012, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee — incorporated by reference from Form 8-K dated September 26, 2012, Exhibit 4.1.
4.43	Second Supplemental Indenture, dated as of October 23, 2017, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 2.108% Subordinated Debenture due 2047) — incorporated by reference from Form 8-K dated October 23, 2017, Exhibit 4.1.
4.44*	Form of Senior Note.
4.45*	Form of Subordinated Note.
4.46*	Form of Warrant Agreement (including form of Warrant Certificate).
4.47*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).
4.48*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).
4.49*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).
5.0	Opinion of Audrey Boone Tillman, Esq., Senior Executive Vice President & General Counsel of Aflac Incorporated.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.0	Consent of KPMG LLP.
23.1	Consent of Audrey Boone Tillman, Esq., Senior Executive Vice President & General Counsel of Aflac Incorporated (contained in Exhibit 5.0).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.0	Powers of Attorney (included on signature pages hereto).
25.0	Form T-1 Statement of Eligibility under the Trust Indenture Act of The Bank of New York Mellon Trust Company, N.A. under the Senior Debt Indenture dated as of May 21, 2009.

Exhibit Number	Description of Exhibits
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of The Bank of New York Mellon Trust Company, N.A. under the Subordinated Debt Indenture dated as of September 26, 2012.
107	Filing Fee Table.

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 24, 2026.
Aflac Incorporated
By:	/s/ Daniel P. Amos Daniel P. Amos Chief Executive Officer Chairman of the Board of Directors
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers, directors and authorized representatives of Aflac Incorporated, hereby severally constitute and appoint Audrey Boone Tillman, Esq. and J. Matthew Loudermilk, and each of them, the lawful attorneys and agents, with full power of substitution and authority, to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the registration statement on Form S-3 filed herewith, and any subsequent registration statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aflac Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by either of our said attorneys, or his or her substitute or substitutes, to any and all amendments to said registration statement or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below as of June 24, 2026.
Signature	Title	Date
/s/ Daniel P. Amos Daniel P. Amos	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)	June 24, 2026
/s/ Max K. Brodén Max K. Brodén	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	June 24, 2026
/s/ Robin L. Blackmon Robin L. Blackmon	Senior Vice President, Financial Services; Chief Accounting Officer (Prinicipal Accounting Officer)	June 24, 2026
/s/ W. Paul Bowers W. Paul Bowers	Director	June 24, 2026
/s/ Arthur R. Collins Arthur R. Collins	Director	June 24, 2026
/s/ Michael A. Forrester Michael A. Forrester	Director	June 24, 2026
/s/ Miwako Hosoda Miwako Hosoda	Director	June 24, 2026
/s/ Thomas J. Kenny Thomas J. Kenny	Director	June 24, 2026

Signature	Title	Date
/s/ Georgette D. Kiser Georgette D. Kiser	Director	June 24, 2026
/s/ Karole F. Lloyd Karole F. Lloyd	Director	June 24, 2026
/s/ Nobuchika Mori Nobuchika Mori	Director	June 24, 2026
/s/ Joseph L. Moskowitz Joseph L. Moskowitz	Director	June 24, 2026
/s/ Katherine T. Rohrer Katherine T. Rohrer	Director	June 24, 2026